UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

mPHASE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Wootton Parkway, #1040

Rockville, MD 20852

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2022, mPhase Technologies, Inc. (the “Company”) received from Anshu Bhatnagar, the Company’s Chief Executive Officer (the “Lender”), a loan in the principal amount of $450,000, made pursuant to a Demand Promissory Note (the “Note”) made in favor of Mr. Bhatnagar. Pursuant to the Note, the Company is obligated to pay on demand principal and interest, with interest on the unpaid principal balance at the rate of 6% per annum, and a default interest rate of 18% per annum applicable for amounts unpaid and owing more than 30 days following notice for demand of repayment. In the event of a underwritten offering by the Company pursuant to which the Company receives aggregate gross proceeds of at least $5,000,000 in consideration of the purchase of its common stock and (b) the common stock of the Company becomes listed on senior securities exchange, upon the option of the Lender, the amounts owed pursuant to the Note will be converted into shares of the Company’s common stock at the price per share equal to the price per share at which the Company’s common stock is sold in such offering.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Form of the Note, which is attached as Exhibits 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities to be issued pursuant to the Note were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Demand Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

mPhase Technologies, Inc.

Date: March 18, 2022	By:	/s/ Anshu Bhatnagar
	Name:	Anshu Bhatnagar
	Title:	Chief Executive Officer